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                                                                EXHIBIT 17(d)(3)


                                 RISCORP, INC.

           PROXY SOLICITED BY THE BOARD OF DIRECTORS OF RISCORP, INC.
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH   , 2000

    The undersigned hereby appoints WALTER E. RIEHEMANN, with the power of substitution, a proxy to vote all shares of Class A and Class B Common Stock of RISCORP, Inc. that the undersigned may be entitled to vote at the Special
Meeting of Shareholders to be held in Atlanta, Georgia on March   , 2000, and at
any reconvened meeting following any adjournment thereof. Said proxy will vote on the proposals set forth in the Notice of Special Meeting and Proxy Statement as specified on this card, and is authorized to vote in his discretion as to any other matters that may properly come before the meeting.

               (Continued and to be signed on the reverse side.)
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1. Adoption and approval of the Plan and Agreement of Merger, dated November 3,
   1999, by and among Griffin Acquisition Corp., William D. Griffin and RISCORP, Inc., and the consummation of the transactions contemplated therein, including the merger of Griffin Acquisition Corp. with and into RISCORP, Inc. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

2. Approval of the adjournment or postponement of the Special Meeting for a period of not more than sixty days for the purpose of soliciting additional proxies in the event RISCORP fails to receive a sufficient number of votes to approve the Plan and Agreement of Merger and the merger. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

IF A VOTE IS NOT SPECIFIED, THE PROXY WILL VOTE "FOR" THE ABOVE PROPOSALS. THE PROXY WILL VOTE WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

                                                  IMPORTANT: Please sign this
                                                  Proxy exactly as your name or
                                                  names appear to the left. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

                                                  SHARES
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SIGNATURE(S) -------------------------------------        SIGNATURE(S) -------------------------------------

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SIGNATURE(S) -------------------------------------        DATE ---------------
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 PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.